UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 31, 2012

CONVERGYS CORPORATION

(Exact Name of Registrant Specified in Charter)

Commission File Number 1-4379

Ohio	31-1598292
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

201 East Fourth Street

Cincinnati, Ohio

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (513) 723-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Effective on May 31, 2012, Convergys Corporation (“Convergys”) exercised its option to purchase its leased office facility in Orlando, Florida by discharging the related lease financing in the aggregate principal amount of $55 million. The lease, which had been refinanced in June 2010, had been accounted for as a capital lease.

In connection with Convergys’ purchase of the facility, the parties terminated (with the exception of certain provisions that survive the termination) certain agreements associated with the lease financing, including the following: (i) the Second Amended and Restated Lease Agreement dated as of June 30, 2010 between Wachovia Development Corporation and Convergys, (ii) the Amended and Restated Participation Agreement dated as of June 30, 2010 among Convergys, certain subsidiaries, Wachovia Development Corporation, various other banks and lending institutions, as credit lenders and mortgage lenders, and Wells Fargo Bank, National Association, as Agent, (iii) the Amended and Restated Security Agreement dated as of June 30, 2010 between Wachovia Development Corporation and Wells Fargo Bank, National Association, as Agent, and accepted and agreed to by Convergys, and (iv) the Assignment and Recharacterization Agreement dated as of June 30, 2010 between Convergys, certain subsidiaries, Wachovia Development Corporation, certain note purchasers, certain debt providers, Wells Fargo Bank, National Association, as Agent, and various other banks and lending institutions, as credit lenders and mortgage lenders.

Convergys and its subsidiaries have other relationships, including cash management and foreign exchange services, with certain of the parties to the agreements that were terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

Dated: June 1, 2012	By:	/s/ Taylor C. Greenwald
Taylor C. Greenwald
Chief Accounting Officer, Vice President and
Controller